                                                                      Exhibit 24

                                POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter G. Edwards and Miriam Rogers Singer signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an director, officer and/or employee of Mallinckrodt public limited company (the "Company"), Forms 3, 4, 5, Form 144 and/or Form ID in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and/or Rule 144 of the Securities Act of 1933, respectively;

(2)     execute for and on behalf of the undersigned any such filings or other disclosure related to the undersigned's holdings of and transactions in securities of the Company as may be required pursuant to the Companies
Act 1963-2009, Ireland, as amended (the "Companies Act");

(3)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of (a) any such
Forms 3, 4, 5, Form 144 and Form ID or (b) any disclosures under the Companies
Act and timely file such form or forms with the United States Securities and
Exchange Commission, the Irish Companies Registration Office and/or any other authority; and

(4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Companies Act, Section 16 of the Securities Exchange Act of 1934 or
Rule 144 of the Securities Act of 1933.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and Form 144 and make disclosure under the Companies Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney shall supersede any and all existing
Powers of Attorney with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of May, 2013.

/s/Matthew K. Harbaugh
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Signature

Matthew K. Harbaugh
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